                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Lands' End, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                     [LOGO LANDS' END(R) DIRECT MERCHANTS]


                         NOTICE OF 1997 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                 April 14, 1997

Dear Shareholder:

  The annual meeting of Lands' End, Inc. shareholders will be held at our headquarters in Dodgeville, Wisconsin, on Wednesday, May 14, 1997, beginning at 10:00 a.m. C.D.T. (See map for directions.)

  The directors and officers of your company join me in extending you a cordial invitation to attend.

  For those of you interested in seeing, firsthand, how we fill an order, tours of our facilities will be available before the meeting. The first tour will leave the activity center at 8:00 a.m. and the last one will leave promptly at 9:00 a.m.

  The agenda for the meeting includes the election of three directors, the approval of the Company's Non-Employee Director Stock Option Plan and the ratification of the appointment of independent public accountants. There also will be a brief management presentation on the state of the business.

  I hope you can be there, but whether you attend the meeting in person or not, it's important that your shares be represented. To make sure they are, please mark your votes on the enclosed proxy card and sign, date and mail it in the postage-paid envelope. It will help us keep postage costs down if you take a minute to do so now.

                                     /s/ Gary C. Comer
                                     Gary C. Comer
                                     Chairman

                     [LOGO LANDS' END(R) DIRECT MERCHANTS]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1997

To Our Shareholders:

  The annual meeting of shareholders of Lands' End, Inc. (the "Company") will be held at the offices of the Company, One Lands' End Lane, Dodgeville, Wisconsin 53595, on May 14, 1997, at 10:00 a.m. C.D.T. for the following purposes:

  1. To elect three members to the Board of Directors of the Company to serve until the annual meeting of shareholders in 2000, and until their successors are duly elected and qualified.

  2. To approve the Company's Non-Employee Director Stock Option Plan.

  3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending January 30, 1998.

  4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 21, 1997, as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting.

  Please complete and return the enclosed proxy in the envelope provided whether or not you intend to be present at the meeting in person.

                                          By order of the Board of Directors,

                                          /s/ Robert S. Osborne
                                          Robert S. Osborne
                                          Secretary

Dodgeville, Wisconsin
April 14, 1997

  YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lands' End, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the 1997 annual meeting of shareholders on Wednesday, May 14, 1997, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 14, 1997.

PROXIES

  Properly signed and dated proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon or, in the absence of such instructions, (a) FOR election to the Board of Directors of the persons nominated by the Board, (b) FOR approval of the Company's Non-Employee Director Stock Option Plan, (c) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company and (d) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any proxy may be revoked for any reason prior to voting by notifying the Secretary of the Company in writing of such revocation or by voting by ballot at the meeting, which will cancel any proxies previously submitted. The Company has appointed an officer of Firstar Trust Company, transfer agent for the Company, to act as an independent inspector at the Annual Meeting.

VOTING OF PROXIES AND SHARES OUTSTANDING

  Holders of record at the close of business on March 21, 1997, of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), are entitled to vote on all matters which may be properly presented at the Annual Meeting. The number of shares of Common Stock of the Company outstanding on March 21, 1997, the record date for the meeting, was 32,408,830 all of one class and each entitled to one vote, owned by 2,581 shareholders of record.

  The holders of at least a majority of the shares of Common Stock must be present in person or by proxy at the Annual Meeting in order for the Annual Meeting to be held. Directors will be elected by a plurality of the votes cast for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for approval of each of the other actions proposed to be taken at the Annual Meeting. On each such proposed action, pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a proposed action. A broker non-vote (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) on a proposed action is considered not entitled to vote on that action and thus is not counted in determining whether an action requiring approval of a majority of the shares present and entitled to vote at the Annual Meeting has been approved.

                             ELECTION OF DIRECTORS

  The Board of Directors is composed of seven directors. The directors are divided into three classes, two of which are composed of two directors each, and one of which is comprised of three directors. One class is elected each year for a three year term. The three nominees for election as directors to serve until the annual meeting of shareholders in 2000, and until their respective successors are duly elected and qualified, are Richard C. Anderson, William E. Ferry and Howard G. Krane. The Board of Directors recommends that shareholders vote "FOR" the election of Messrs. Anderson, Ferry and Krane.

  The following tabulation sets forth, as of March 21, 1997, certain information about each nominee for election to the Company's Board of Directors and each continuing director.

                DIRECTOR NOMINEES FOR A TERM TO EXPIRE IN 2000

RICHARD C. ANDERSON                                                     AGE: 67

  Vice Chairman of the Company since 1984. Mr. Anderson served as Chief Executive Officer of the Company from 1990 through January 1993. In addition, Mr. Anderson served as President and Chief Operating Officer from 1989 until 1992. He has been a director of the Company since 1979. From 1977 to 1984, Mr. Anderson was a senior executive of Needham, Harper & Steers, serving as Executive Vice President in charge of programming and media from 1981 until 1984. Mr. Anderson provides certain services to the Company and its affiliates and is compensated for such services. See "Meetings and Compensation of Directors; Committees of the Board."

WILLIAM E. FERRY                                                        AGE: 56

  Vice Chairman of Sales since rejoining the Company in July 1996. Mr. Ferry served as Executive Vice President, Merchandising, with the Company between 1981 and 1986. Mr. Ferry was the President and Chief Executive Officer for Eastern Mountain Sports from 1986 until 1996. Mr. Ferry has been serving as a director of the Company since November 1996.

HOWARD G. KRANE                                                         AGE: 63

  Director of the Company since 1986. Mr. Krane's professional corporation is a partner of Kirkland & Ellis, with which he has practiced law since 1957. Kirkland & Ellis renders legal services to the Company. Mr. Krane is also Chairman of the Board of Trustees of the University of Chicago.

                     DIRECTORS WHOSE TERM EXPIRES IN 1998

JOHN N. LATTER                                                          AGE: 71

  Director of the Company since 1978. Since 1980, Mr. Latter has been independently employed as a financial consultant.

MICHAEL J. SMITH                                                        AGE: 36

  President and Chief Executive Officer of the Company since December 1994. In 1983, Mr. Smith entered the employ of the Company as a Market Research Analyst. In 1985, he became Circulation Manager of Planning and in 1988, he was promoted to Manager of Merchandise Planning and Research. In 1990, Mr. Smith was named Managing Director of Coming Home and in 1991, he was elected Vice President of that business. Mr. Smith has been serving as a director of the Company since his appointment to his current positions in December 1994.

                     DIRECTORS WHOSE TERM EXPIRES IN 1999

GARY C. COMER                                                           AGE: 69

  Founder of the Company and Chairman of the Board of Directors. Mr. Comer was President of the Company from 1963 until 1989, and served as Chief Executive Officer from 1963 until 1990. He has been a director of the Company since 1963. Prior to 1963, Mr. Comer was employed for ten years as a copywriter at Young & Rubicam.

DAVID B. HELLER                                                         AGE: 66

  Director of the Company since 1986. Since 1974, Mr. Heller has been President of Advisory Research, Inc., an investment advisory firm. Mr. Heller is also a director of Ambassador Apartments, Inc., a real estate investment trust.

                    MEETINGS AND COMPENSATION OF DIRECTORS

  The Board of Directors held nine formal meetings during the fiscal year ended January 31, 1997. All directors attended at least 75% of the total number of meetings of the Board and Committees of which they were members. Directors who are not salaried officers or employees of the Company are eligible to receive an annual retainer of $25,000 in cash. If the shareholders approve the Company's Non-Employee Director Stock Option Plan, the Non-Employee Director Stock Option Plan will replace the annual retainer. See "Approval of the Non-Employee Director Stock Option Plan." Directors who are salaried officers or employees of the Company earn no additional compensation for their services as directors.

  In May 1995, the Board of Directors approved a form of agreement whereby each director has the option to irrevocably elect to defer receipt of his annual retainer. If a director elects to defer receipt of his annual retainer, the deferred amount is adjusted to reflect the performance of the Company's Common Stock during the deferral period. Deferrals are made for a period of six months or such longer period as the director elects, and are payable only in cash in one lump sum payment or up to five equal annual installments commencing at the end of the deferral period. In the event of a director's death, disability or termination of service as a director of the Board prior to such date, the director (or his designated beneficiary) is entitled to receive such payments commencing on the first business day of April in the calendar year following such death, disability or termination of service. Messrs. Anderson, Heller, Krane and Latter have each elected to defer receipt of their annual retainers. Mr. Comer had waived receipt of the annual retainer since the initial public offering in 1986 and has waived participation in the Non-Employee Director Stock Option Plan; however, he received $6,250 as his first payment of the annual retainer for the 4th quarter of fiscal year 1997.

  In addition to the annual retainer described above, Mr. Anderson received total compensation of $198,814 from the Company in consideration for his providing creative and merchandising consulting services to the Company during fiscal year 1997. Mr. Anderson also received an additional $11,250 from the Company for serving as a director of the Company's majority-owned subsidiary, The Territory Ahead, Inc., during fiscal year 1997. The Company paid $1,019 of Lands' End, Inc. Health Care plan premiums for each of Mr. Anderson and Mr. Comer in fiscal year 1997.

                            COMMITTEES OF THE BOARD

  The Board has three standing committees: The Audit Committee, the Compensation Committee and the Performance Compensation Committee. The Board does not have a nominating committee. The functions of the standing committees are described briefly below:

AUDIT COMMITTEE

  The members of the Audit Committee are John N. Latter (chairman) and David
B. Heller. The functions of the Audit Committee are to recommend the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the results of the annual audit, to review the Company's internal controls and the functions of the Company's internal audit staff, and to report to the Board of Directors on the activities and findings of the Audit Committee and make recommendations to the Board of Directors based on such findings. The Company's internal audit staff and independent public accountants have direct access to the Audit Committee to discuss auditing and any other accounting matters. The Audit Committee held two formal meetings during fiscal year 1997.

COMPENSATION COMMITTEE

  The members of the Compensation Committee are Howard G. Krane (chairman), Gary C. Comer, David B. Heller and John N. Latter. The Compensation Committee monitors the Company's overall compensation policies and specifically reviews and approves all compensation to be paid to the Company's Chief Executive Officer, to the four other most highly compensated executive officers (the "Named Executive Officers") and to any other officer whose annual compensation is $300,000 or more (except to the extent that such responsibility is specifically vested in the Performance Compensation Committee). The Compensation Committee administers the Long-Term Incentive Plan and establishes the terms of any benefits granted thereunder. The Compensation Committee held four formal meetings during fiscal year 1997.

  Except for the proposed Non-Employee Director Stock Option Plan, none of the members of the Compensation Committee is or has been, for a period of at least one year prior to appointment, eligible to receive a benefit under any plans of the Company entitling participants to acquire Common Stock, stock options or stock appreciation rights.

PERFORMANCE COMPENSATION COMMITTEE

  The members of the Performance Compensation Committee are David B. Heller (chairman) and John N. Latter. The Performance Compensation Committee administers the Stock Option Plan and establishes the terms of any benefits granted thereunder. The Performance Compensation Committee also administers the Company's non-stock based compensation plans which are intended to provide "performance-based compensation" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended) including, but not limited to, establishing objective performance goals and measures and certifying that such performance goals and other material terms are satisfied. The Performance Compensation Committee is comprised solely of directors who are not (i) current employees of the Company (or any related entity), (ii) former employees of the Company (or any related entity) receiving compensation for prior services (other than certain pension benefits), (iii) former officers of the Company (or any related entity), or (iv) consultants or individuals who are otherwise receiving compensation for personal services in any capacity other than as a director. The Performance Compensation Committee held four formal meetings during fiscal year 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Gary C. Comer, who currently serves on the Compensation Committee, is the Company's founder and Chairman of the Board of Directors. Mr. Comer was President of the Company from 1963 until 1989, and served as Chief Executive Officer from 1963 until 1990. Mr. Comer is retired from active employment at the Company.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Compensation of Executive Officers Generally

  Lands' End believes that its employees are its most valuable asset. The Company's goal is to recruit, motivate, reward and retain the best hourly and salaried work force in the direct marketing industry. In addition, the Board and the Compensation Committee desire to appropriately recognize and reward the performance of key individuals who contribute to the Company's financial performance. The Company has developed and implemented its compensation policies and practices, including those for executive officers, with those goals in mind.

  The Compensation Committee believes that Lands' End has derived significant benefits over the years from the fact that its founder and senior executive officers have had substantial amounts of stock ownership in the Company. Accordingly, one of the principal compensation practices used to recruit, motivate and retain the Company's most senior executive officers has been the use of stock option awards. Additional compensation for senior executives and other management personnel is provided through base salaries and annual and long-term incentive plans based on specific financial performance goals. In 1996, the Board adopted new annual and long-term incentive plans with performance goals based on the Company's annual pre-tax margin, each business unit's annual pre-tax margin and the Company's three year average return on invested capital. Those plans are described below.

  In 1994, the Compensation Committee engaged a nationally recognized compensation consulting firm to assist in developing an overall perspective on base, incentive and long-term compensation and benefit practices in the specialty retail business. Since that time, representatives of the consulting firm have met formally with the Compensation Committee (sometimes with other Board members in attendance) on a regular basis and have had numerous other informal discussions with members of the Compensation Committee and the Board.

  The Compensation Committee believes that it is desirable for the Company to maintain a competitive package of base, incentive and long-term compensation. Accordingly, the Committee from time to time considers data provided by its compensation consultant regarding compensation paid to executives of other companies deemed to be comparable to the Company in certain respects. The comparison group varies from time to time based on the specific nature of the comparison but generally is comprised of companies that tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels and lines of business. The companies used for comparison in compensation matters generally are not the same companies which comprise the published industry index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the published industry index established for comparing shareholder returns.

  Although the Compensation Committee uses comparison group survey data in developing the Company's overall compensation perspective, it also considers other subjective factors that affect the comparability and usefulness of such data to the Company. These factors include the Company's leading position as a direct merchant, the evolving nature of its business as the Company continues to invest in developing new catalog formats and expanding internationally, and elements of its corporate culture.

 Components of Fiscal Year 1997 Compensation

  Base Salary. In determining and reviewing base salary levels, the Compensation Committee considers the size and responsibility of the individual's position, the individual's overall performance, the base salaries paid by competitors for comparable positions and, in the case of new hires, the amount of the individual's prior compensation and the need to induce the individual to enter the employ of the Company. In making salary decisions with respect to senior executives and overseeing other salary decisions made by management, the Committee exercises its discretion and judgment based on the foregoing factors, without applying a specific formula to determine the weight of each factor considered.

  Annual Incentive Plan. The Annual Incentive Plan (bonus) provides for participation by most of the Company's salaried employees (currently approximately 640 individuals). Pursuant to this plan, each participant is granted an annual incentive award on or about the beginning of each fiscal year. Each annual incentive award consists of the right to be eligible to receive a cash bonus partially paid during the applicable fiscal year and the remainder paid after the completion of one full fiscal year from the date of grant. In December, participants receive a partial payment under annual incentive awards granted with respect to such period, and, if they are employed at the end of the one year performance period, participants receive the remaining payment in March.

  Other than participants employed by international subsidiaries of the Company, each participant's bonus eligibility amount is 10% of base salary, provided that the Compensation Committee has the right to approve higher levels for certain participants on an individual basis. Participants earn a bonus equal to their bonus eligibility amount multiplied by a factor of 0% to 200%, depending on financial results measured by a matrix of (i) the Company's annual pre-tax margin and (ii) the participant's business unit annual pre-tax margin.

The matrix is subject to adjustment from time to time at the discretion of the Compensation Committee. For most of the Company's salaried employees, the bonus eligibility amounts are 10% of base salary. For the Company's Named Executive Officers other than the Chief Executive Officer and Mr. Ferry, the bonus eligibility amounts are 60% of base salary. Mr. Ferry was given a commitment, when he was hired by the Company as Vice Chairman, Sales, in July 1996, that his payment under the Annual Incentive Plan with respect to his first year of participation would be at least $250,000. During his second year of participation, Mr. Ferry's bonus eligibility amount will be 100% of base salary. The bonus eligibility amount for the Chief Executive Officer is 100% of base salary.

  In addition, for fiscal year 1997, the Compensation Committee authorized management to provide special incentives to the Company's core merchandise leaders, creative directors for core business units, speciality business unit leaders, international business unit leaders and direct marketing leaders (approximately 15 individuals). Pursuant to this program, participants were eligible to receive cash bonuses equal to 2% to 4% of the excess of the participant's business unit pretax earnings over a threshold applicable to that business unit. A similar program is being considered for fiscal 1998.

  Long-Term Incentive Plan. The Long Term Incentive Plan provides for participation by certain of the Company's managers (currently approximately 60 individuals). Pursuant to this plan, each participant is granted a long-term incentive award on or about the beginning of each fiscal year. Each long-term incentive award consists of the right to be eligible to receive a cash bonus after the completion of three full fiscal years from the date of grant. Participants must be employed by the Company at the completion of the three year performance period in order to receive any payments under long-term incentive awards granted with respect to such period (except in cases where a participant's employment terminates due to retirement, disability or death).

  The cash bonus eligibility amounts range from 10% to 30% of base salary for individual participants. For most participants in the plan, the bonus eligibility amounts are 10% of base salary. The Company's most senior executives, including the Named Executive Officers, do not participate in the Long Term Incentive Plan. Participants earn a bonus equal to their bonus eligibility amount, multiplied by a factor of 0% to 200%, depending on overall corporate results measured by a matrix of (i) the Company's three year average pre-tax margin and (ii) the Company's three year average return on invested capital. The matrix is subject to adjustment from time to time at the discretion of the Compensation Committee.

  Stock Awards and Options. As noted in last year's Compensation Committee report, the Committee generally expects that participation in the Long-Term Incentive Plan adopted in fiscal 1996 will lead to a reduction in the number of employees to whom options are granted under the Company's Stock Option Plan. Consistent with that view, the Company awarded stock option grants to a limited number of employees in fiscal year 1997.

  The Company awarded a total of 647,000 stock option grants in fiscal year 1997, including a total of 250,000 options to employees who are not Named Executive Officers. In March 1996, the Company awarded a total of 147,000 stock option grants, including a grant of 50,000 options to Michael Smith, 12,000 options to Francis Schaecher, 25,000 options to Stephen Orum and a total of 60,000 options to other employees, none of whom is a Named Executive Officer. In July 1996, the Company awarded a total of 350,000 stock option grants, including a grant of 250,000 options to William Ferry, as discussed below, 60,000 options to Bradley Johnson and 40,000 options to another officer, who is not a Named Executive Officer. In November 1996, the Company awarded a total of 150,000 stock option grants to six other employees, none of whom is a Named Executive Officer.

  In connection with the Company's July 1996 hiring of Mr. Ferry as Vice Chairman, Sales, he was provided with a compensation package that included the grant of 25,000 shares of restricted stock and 250,000 stock options (as discussed above). The Board and its compensation-related committees believed that the overall compensation package, including the restricted stock and stock options, was a reasonable and appropriate inducement to Mr. Ferry to enter the employ of the Company.

 Chief Executive Officer Compensation

  The Chief Executive Officer of the Company is Michael Smith. When Mr. Smith was promoted to that position in December 1994, his annual base salary was set at $300,000, which the Compensation Committee believed to be well below the median for the Company's comparison group but nevertheless appropriate at that time in light of Mr. Smith's relatively short tenure as Chief Executive Officer, his previous compensation history with the Company and the expectation that he would be granted a substantial number of stock options. In July 1996, in light of the compensation package made available to Mr. Ferry as well as Mr. Smith's performance as Chief Executive Officer, the Compensation Committee undertook a special review of Mr. Smith's compensation level. As a result of that review and after consulting with its compensation consultant, in September 1996 the Compensation Committee increased Mr. Smith's base salary to $425,000 per year and increased his bonus eligibility amount to 100% of base salary for purposes of the Annual Incentive Plan described above.

  In March 1996, the Performance Compensation Committee awarded Mr. Smith options to purchase 50,000 shares of the Company's Common Stock at $17.25 per share (the closing market price per share of the Common Stock on the date of grant). The options are exercisable for ten years and vest at the rate of 10% in year one, 15% in year two, 20% in year three, 25% in year four and 30% in year five. The specific number of options awarded was based principally on subjective judgment factors, including the overall compensation policies and practices described above, the then current level of Mr. Smith's beneficial ownership of stock in the Company and the number of stock options held by other officers of the Company.

 Tax Matters

  The Compensation Committee and the Board have considered the provisions of
Section 162(m) of the Internal Revenue Code, which impose an annual limit of $1 million on the deductibility of compensation payments to a company's chief executive officer and the four other most highly compensated executive officers for whom proxy statement disclosure is required and who are employed at the end of such company's taxable year. "Performance-based compensation" (as defined in the Code) is excluded from this limit. It is the Company's intention to preserve the deductibility of compensation paid to its employees, including gains realized upon the exercise of non-qualified stock options, to the extent feasible and consistent with the Company's overall compensation philosophy. Accordingly, the Performance Compensation Committee administers the Company's Stock Option Plan and all other plans which are intended to provide "performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code. This Committee consists of Mr. Heller, as chairman, and Mr. Latter, each of whom is believed to meet certain director eligibility requirements specified in Section 162(m).

  Notwithstanding the foregoing, the Compensation Committee believes that the Company's compensation philosophy is appropriate and consistent with the long-term interests of the Company, without regard to tax considerations. In the event of changes in the tax law or other circumstances that might affect tax treatment, the Compensation Committee would not currently anticipate that fundamental changes would be made in the Company's overall compensation policies and practices.

                                     Submitted by the Compensation Committee
                                     of the Board of Directors

                                     Howard G. Krane, Chairman
                                     Gary C. Comer
                                     David B. Heller
                                     John N. Latter

SUMMARY COMPENSATION TABLE

  Set forth below is certain information concerning the compensation for each of the Named Executive Officers for the fiscal year ended January 31, 1997:

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                              ------------------
                                 ANNUAL COMPENSATION                AWARDS
                         -----------------------------------  ------------------
                                                              RESTRICTED
                                                OTHER ANNUAL    STOCK     STOCK   ALL OTHER
        NAME AND         FISCAL SALARY   BONUS  COMPENSATION    AWARDS   OPTIONS COMPENSATION
   PRINCIPAL POSITION     YEAR    ($)     ($)       ($)         ($)(1)     (#)      ($)(2)
   ------------------    ------ ------- ------- ------------  ---------- ------- ------------
Michael J. Smith........  1997  350,481 315,433       -0-          -0-    50,000    40,134(3)
President and             1996  305,769   6,000   135,000(4)       -0-   110,000    20,625
Chief Executive Officer   1995  142,654  44,936       -0-          -0-       -0-     8,604
William E. Ferry(5).....  1997  207,692 250,000       -0-      493,750   250,000    31,030(6)
Vice Chairman, Sales
Stephen A. Orum.........  1997  250,000 135,000       -0-          -0-    25,000    24,853
Executive Vice
President,                1996  254,807   5,000       -0-          -0-    60,000    14,820
Chief Operating Officer   1995  203,192  96,008       -0-          -0-       -0-    14,631
Bradley K. Johnson(7)...  1997  177,885  96,058       -0-          -0-    60,000    54,623(8)
Senior Vice President,
Chief Administrative
Officer &
Chief Financial Officer
Francis P. Schaecher....  1997  193,250 104,355       -0-          -0-    12,000    18,126
Senior Vice President     1996  191,615   3,760       -0-          -0-    30,000    11,301
Operations                1995  186,000  87,885       -0-          -0-       -0-    16,783

--------
(1) Dividends, if any, on shares of restricted stock are paid at the same time and at the same rate as dividends on the Company's unrestricted Common Stock. The aggregate number and value (based on the closing price of the Company's Common Stock ($28.375) on the New York Stock Exchange on January 31, 1997) of each Named Executive Officer's restricted stock holdings as of such date are as follows: Mr. Smith, 1,800 shares, $51,075; Mr. Ferry, 25,000 shares, $709,375; Mr. Orum, 2,400 shares, $68,100; Mr. Johnson, 0 shares, $0; and Mr. Schaecher, 0 shares, $0.

(2) For fiscal year 1997, these amounts include the taxable portion of premiums on Company-provided life insurance, Company's contributions to the Retirement Plan and the Company's contributions to the Deferred Compensation and Excess Benefit Plan, in the following amounts: Mr. Smith, $792, $6,871, $32,167, respectively; Mr. Ferry, $2,804, $0, $0, respectively; Mr. Orum, $3,403, $10,150, $11,300, respectively; Mr. Johnson $773, $0, $0, respectively; and Mr. Schaecher, $1,575, $10,174, $6,377, respectively.

(3) Of the $40,134 in 1997, $304 is for personal use of Company planes and the remainder is described in footnote (2) above.

(4) In fiscal year 1996, Mr. Smith received a cash payment of $135,000 from the Company pursuant to the terms of his appointment as President and Chief Executive Officer of the Company, effective December 2, 1994.

(5) Mr. Ferry was appointed Vice Chairman, Sales on July 25, 1996.

(6) Of the $31,030 in 1997, $4,672 is for personal use of Company planes, $23,554 is for relocation expenses and the remainder is described in footnote (2) above.

(7) Mr. Johnson was appointed Senior Vice President, Chief Administrative Officer and Chief Financial Officer on May 20, 1996.

(8) Of the $54,623 in 1997, $53,850 is for relocation expenses and the remainder is described in footnote (2) above.

STOCK OPTION GRANTS IN FISCAL YEAR 1997

  Set forth below is certain information relating to options to acquire Common Stock granted to each Named Executive Officer during the fiscal year ended January 31, 1997, and the grant-date present value of each option grant.

                                                                 POTENTIAL REALIZABLE
                                  PERCENT OF                    VALUE AT ASSUMED ANNUAL
                                 TOTAL STOCK                     RATES OF STOCK PRICE
                          STOCK    OPTIONS                           APPRECIATION
                         OPTIONS  GRANTED TO  EXERCISE              FOR OPTION TERM
                         GRANTED EMPLOYEES IN  PRICE     EXP.   ------------------------
  NAME                   (#) (1) FISCAL YEAR   ($/SH)    DATE    5%($)(2)    10%($)(2)
  ----                   ------- ------------ -------- -------- ----------- ------------
Michael J. Smith........  50,000     7.73%     17.25   12/31/06     542,500   1,374,500
William E. Ferry........ 250,000    38.64%     19.75   12/31/06   3,105,000   7,870,000
Stephen A. Orum.........  25,000     3.86%     17.25   12/31/06     271,250     687,250
Bradley K. Johnson......  60,000     9.27%     19.75   12/31/06     745,200   1,888,800
Francis P. Schaecher....  12,000     1.85%     17.25   12/31/06     130,200     329,880

--------
(1) Options are exercisable starting on the first anniversary of the grant date, with 10% of the shares covered thereby becoming exercisable at that time, and an additional 15%, 20%, 25%, and 30% of the option shares becoming exercisable on the second, third, fourth, and fifth anniversaries of the grant date, respectively.

(2) The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by the executive will be at or near the amount shown. The potential value set forth in the 5% and 10% columns was calculated by multiplying those options by the excess of (a) the assumed market value of Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the exercise price shown. In order to realize the potential value set forth in the 5% and 10% columns, the per share price of the Common Stock would be approximately $28.10 and $44.74, respectively, for options granted at $17.25 per share and approximately $32.17 and $51.23, respectively, for options granted at $19.75 per share.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

  Set forth below is certain information relating to options to acquire Common Stock exercised by each Named Executive Officer during the fiscal year ended January 31, 1997, and options to acquire Common Stock held by each Named Executive Officer as of such date.

                                               NUMBER OF
                                              SECURITIES          VALUE OF
                                              UNDERLYING         UNEXERCISED
                          SHARES           UNEXERCISED STOCK    IN-THE-MONEY
                         ACQUIRED          OPTIONS AT FY-END    STOCK OPTIONS
                            ON     VALUE          (#)           AT FY-END ($)
                         EXERCISE REALIZED   EXERCISABLE/       EXERCISABLE/
  NAME                     (#)    ($) (1)    UNEXERCISABLE    UNEXERCISABLE (2)
  ----                   -------- -------- ----------------- -------------------
Michael J. Smith........   -0-      -0-    20, 680 / 158,120 256,435 / 1,853,415
William E. Ferry........   -0-      -0-          0 / 250,000       0 / 2,156,250
Stephen A. Orum.........   -0-      -0-     49,160 /  94,440 678,595 / 1,115,105
Bradley K. Johnson......   -0-      -0-          0 /  60,000       0 /   517,500
Francis P. Schaecher....   -0-      -0-      8,160 /  42,440  74,970 /   480,355

--------
(1) Upon exercise of an option, an individual does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option award date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

(2) Calculated based upon the closing price of the Company's Common Stock ($28.375) on the New York Stock Exchange on January 31, 1997.

PERFORMANCE GRAPH

  The following graph presents the cumulative total shareholder return of the Company, the Value Line Retail Index and the Standard & Poor's MidCap 400 Index for a five year period. Cumulative total shareholder return is defined as share price appreciation assuming reinvestment of dividends. The Company's Common Stock is included in both the Value Line Retail Index and the Standard & Poor's MidCap 400 Index. In addition to the Company, 51 retailers (including catalog companies) comprise the Value Line Retail Index. The dollar amounts shown on the following graph assume that $100 was invested on February 1, 1992 in Company Common Stock, stocks constituting the Value Line Retail Index and stocks constituting the Standard and Poor's MidCap 400 Index with all dividends being reinvested. The January 31 dates shown on the following graph do not correspond exactly with the last day of the Company's fiscal year in calendar years 1993, 1994, 1995 and 1996.

                     COMPARISON OF FIVE-YEAR TOTAL RETURN
   AMONG LANDS' END, INC., VALUE LINE RETAIL INDEX AND S&P MIDCAP 400 INDEX

                             [GRAPH APPEARS HERE]

                                          VALUE OF $100 INVESTED ON FEBRUARY 1,
                                                         1992 AT
                                         ---------------------------------------
                                         1/31/93 1/31/94 1/31/95 1/31/96 1/31/97
                                         ------- ------- ------- ------- -------
Lands' End, Inc.........................   $82    $154    $102     $92    $179
Value Line Retail Index.................   104     112      94      94     111
S&P MidCap 400 Index....................   111     128     122     160     195

                            PRINCIPAL SHAREHOLDERS

  The following table shows certain information concerning the number of shares of the Company's Common Stock beneficially owned, directly or indirectly, by each director and nominee for director of the Company, the chief executive officer and each of the four other most highly compensated executive officers of the Company, and the directors and executive officers as a group. The following table also sets forth information concerning each person known to the Company as of March 21, 1997, to be the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Company's Common Stock. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as described in the notes below, all information in the table and the accompanying footnotes is given as of March 21, 1997, and has been supplied by each of the persons included in the table.

                                                                       PERCENT
      NAME OF BENEFICIAL OWNER                                AMOUNT   OF CLASS
      ------------------------                              ---------- --------
      Gary C. Comer........................................ 17,399,392  53.69%
       Address: Citicorp Plaza, Suite 620;
       8420 W. Bryn Mawr Avenue; Chicago, IL 60631
      Richard C. Anderson (1)..............................  1,184,010   3.65%
      David B. Heller......................................      8,000      *
      Howard G. Krane (2)..................................     20,000      *
      John N. Latter.......................................    145,000      *
      William E. Ferry (3).................................    131,500      *
      Bradley K. Johnson...................................          0      *
      Stephen A. Orum (4)..................................     77,060      *
      Francis P. Schaecher (5).............................    113,860      *
      Michael J. Smith (6).................................     55,850      *
      All directors and executive officers as a group (10   19,134,672  58.81%
       persons) (7)........................................

--------
(1) Share amount shown includes (i) 108,000 shares of the Company's Common Stock owned by Mr. Anderson's wife as to which he disclaims beneficial ownership and (ii) 19,200 shares of the Company's Common Stock which Mr. Anderson gifted to his son as to which he disclaims beneficial ownership.
(2) Share amount shown includes 2,000 shares of the Company's Common Stock owned by Mr. Krane's wife as to which he disclaims beneficial ownership.
(3) Share amount shown includes (i) 14,830 shares of the Company's Common Stock owned by Mr. Ferry and his wife as tenants in common as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, (ii) 150 shares of the Company's Common Stock which Mr. Ferry gifted to his son as to which he disclaims beneficial ownership,
    (iii) 61,520 shares of the Company's Common Stock owned by Mr. Ferry's family's limited partnership, Ferry Lands' End Limited Partnership, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein and (iv) 20,000 shares of the Company's Common Stock owned by Mr. Ferry's family's limited partnership, Ferry Lands' End II Limited Partnership, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(4) Share amount shown includes (i) exercisable options for 60,660 shares of Company Common Stock granted to Mr. Orum on December 9, 1991, April 6, 1993, December 10, 1993, February 13, 1995 and March 15, 1996 under the Stock Option Plan and (ii) options for 6,000 shares of Company Common Stock granted to Mr. Orum on April 6, 1993 under the Stock Option Plan, which options will become exercisable within 60 days.
(5) Share amount shown includes exercisable options for 13,860 shares of Company Common Stock granted to Mr. Schaecher on December 10, 1993, February 13, 1995 and March 15, 1996 under the Stock Option Plan.
(6) Share amount shown includes (i) exercisable options for 42,180 shares of Company Common Stock granted to Mr. Smith on April 6, 1993, December 10, 1993, February 13, 1995 and March 15, 1996 under the Stock Option Plan and
    (ii) options for 4,000 shares of Company Common Stock granted to Mr. Smith on April 6, 1993 under the Stock Option Plan, which options will become exercisable within 60 days.
(7) Share amount shown includes exercisable options and options which will become exercisable within 60 days for 126,700 shares of Company Common Stock granted to certain executive officers under the Stock Option Plan.
  *Less than 1%.

            APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The Company seeks shareholder approval of the Lands' End, Inc. Non-Employee Director Stock Option Plan (the "Plan"). On February 18, 1997, the Board of Directors of the Company adopted the Plan subject to the approval of the Plan by the Company's shareholders. The Board of Directors of the Company believes it is in the best interest of the Company to encourage stock ownership by members of the Board of Directors of the Company who are not also employed by the Company ("Non-Employee Directors") in order to further align the interests of the Non-Employee Directors with those of the shareholders. The Plan will provide additional means for the Company to attract and retain qualified individuals as members of the Board of Directors of the Company and to promote such alignment of interests by granting Non-Employee Directors nonqualified stock options from time to time. If the shareholders approve the Plan, the Plan will replace the annual retainer paid to members of the Board of Directors. See "Meetings and Compensation of Directors." The Board of Directors recommends that shareholders vote "FOR" the approval of the Plan.

  The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which may be obtained without charge by sending a written request to the Manager--Investor Relations, Lands' End, Inc., One Lands' End Lane, Dodgeville, Wisconsin 53595.

  Under the Plan, Non-Employee Directors are granted stock options to purchase shares of the Company's Common Stock. Options are granted under the Plan with an exercise price equal to the fair market value per share of the Company's Common Stock on the date of the grant.

ADMINISTRATION OF THE PLAN

  The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of two or more members of the Board of Directors designated by the Board. The initial members of the Committee are Michael J. Smith and William E. Ferry. The Committee has no power to select the Non-Employee Directors who will receive options, to set the exercise price of the options, to determine the number of shares of Common Stock to be subject to an option or the time at which an option shall be granted, to establish the duration of an option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. Initially, four Non-Employee Directors, consisting of all Non-Employee Directors other than Gary C. Comer, will participate in the Plan.

SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

  There is an aggregate of 400,000 shares of the Company's Common Stock available for issuance upon exercise of options granted under the Plan, which shares may be authorized and unissued shares or treasury shares. Shares of Common Stock allocable to the unexercised portion of expired or terminated options may again become subject to options. The closing price of the Company's Common Stock on the New York Stock Exchange on April 3, 1997 was $25.375.

PLAN PARTICIPANTS

  Under the Plan, an option may be granted only to a person who, at the time of the grant, is a Non-Employee Director.

OPTION TERMS

  Subject to execution by a Non-Employee Director of the appropriate Option Agreement, options are granted automatically and without further action of the Board, as follows:

  Initial Option. Each person who is a Non-Employee Director on the date of the Annual Meeting in 1997 (the "Effective Date") will be granted, on the Effective Date, an option to purchase twenty thousand (20,000) shares of Common Stock (an "Initial Option"). Any Non-Employee Director who receives the Initial Option will not be eligible to receive any Annual Options until immediately after the Annual Meeting in 2000. The Initial Option vests and becomes exercisable as to
(A) 50% of the shares of Common Stock covered thereby on the Effective Date;
(B) another 25% of the shares of Common Stock covered thereby immediately after the Annual Meeting in 1998, provided that such person is a Director on such date; and (C) another 25% of the shares of Common Stock covered thereby immediately after the Annual Meeting in 1999, provided that such person is a Director on such date. If the participant ceases to be a Non-Employee Director as a result of his or her death or disability, the Initial Option shall immediately vest and become exercisable as to all of the shares of Common Stock covered thereby as of the date of such termination.

  Annual Option. Beginning immediately after the Annual Meeting in 1998, each Non-Employee Director who was not granted an Initial Option will be granted, immediately after such Annual Meeting and immediately after each Annual Meeting thereafter where such person remains a Non-Employee Director, an option to purchase five thousand (5,000) shares of Common Stock (an "Annual Option"). Each Annual Option will vest and become exercisable immediately upon the grant of such Annual Option. Non-Employee Directors who receive the Initial Option will be eligible to receive the Annual Option commencing with the Annual Meeting in 2000.

  Interim Option. If a new Non-Employee Director is elected after the Effective Date and not on the date of an Annual Meeting (whether to fill a vacancy or newly-created director position), he or she will be granted, on the date he or she is elected, an option (an "Interim Option") to purchase a number of shares of Common Stock equal to five thousand (5,000) times a fraction, the numerator of which is the number of complete months from the date the Non-Employee Director is elected until the then anticipated date of the next Annual Meeting and the denominator of which is twelve (12). Each Interim Option shall vest and become exercisable immediately upon the grant of such Interim Option.

TERMINATION AND TRANSFERABILITY OF OPTION

  No option may be exercised later than December 31 of the year in which the tenth anniversary of the date of grant occurs. The Plan allows the participants to pay the option price payment in cash, Common Stock or a combination thereof. In addition, the Plan authorizes the Committee to adjust the number and type of shares of Common Stock subject to the Plan or outstanding options in order to prevent a dilution or enlargement of benefits as a result of a corporate transaction or event.

  If a participant ceases to be a member of the Board for any reason, any vested and unexercised option shall be exercisable for three years from the date of such termination (or until such earlier time as the option would otherwise expire or terminate on its own terms).

  No option granted under the Plan is transferable other than to immediate family members or by will or the laws of descent and distribution.

AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN

  The Board of Directors may amend the Plan at any time in its sole discretion, but no amendment may, without the participant's consent, impair his or her rights to any option previously granted under the Plan, or without shareholder approval (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (except to prevent a dilution or enlargement of benefits as a result of a corporate transaction or event), (ii) extend the termination date of the Plan or any option granted under the Plan, or (iii) enlarge the class of persons eligible to receive options under the Plan. The Board may terminate the Plan at any time with respect to shares of Common Stock for which options have not previously been granted. In certain circumstances, shareholder approval may also be required to comply with new or existing legislation. The Plan provides that unless earlier terminated, the Stock Option Plan will terminate at the close of business on the day following the Annual Meeting in 2006.

FEDERAL INCOME TAX CONSEQUENCES

  The following is intended only as a brief, general summary of the federal income tax rules relevant to stock options granted under the Plan, and assumes
(i) that any participant subject to Section 16(b) of the Securities Exchange Act of 1934 will not exercise any option granted under the Plan before the six month anniversary of the date of grant of such option and (ii) that the exercise of options and disposition of option shares occur during the lifetime of the participant. This discussion is not intended to provide guidance to participants. Participants should consult their own personal tax advisors.

  Nonqualified Stock Options. The holder of a nonqualified stock option ("NQO") (i.e., a stock option which is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code) does not recognize taxable income upon the grant of the NQO, nor is the Company entitled, for income tax purposes, to a deduction. The participant recognizes ordinary income on the exercise of an NQO equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. Options granted under the Plan are intended to be NQOs.

  If the Company complies with applicable documentation requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the participant on the exercise of the NQO.

  If a participant sells shares acquired pursuant to the exercise of an NQO, the participant will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date.

  Exercise with Previously Owned Shares. The previous discussion assumes that all shares of Common Stock acquired on the exercise of an option are paid for in cash. If a participant pays for all or a portion of the option exercise price with previously owned shares of Common Stock, the participant will generally (although not in all cases) recognize no gain or loss on the previously owned shares surrendered. The participant's tax basis in and holding period for the surrendered shares (for purposes of determining capital gains and losses, but not for purposes of determining whether a disqualifying disposition occurs and its consequences) will generally carry over to an equal number of shares received.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors recommends that shareholders ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending January 30, 1998. A representative of Arthur Andersen LLP will be present at the meeting with the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions raised orally at the meeting or submitted in writing to the Company's Secretary before the meeting.

                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the best of the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) forms were required for those persons, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the two fiscal years ended January 31, 1997.

ADDITIONAL MATTERS

  The Board of Directors is not aware of any other matters that will be presented for action at the 1997 Annual Meeting. Should any additional matters properly come before the meeting, properly signed and dated proxies will be voted on those matters by the persons named therein in accordance with the best judgment of such persons.

SUBMISSION OF SHAREHOLDER PROPOSALS

  The Company's By-Laws require that the Company be provided with written notice with respect to the nomination of a person for election as a director or the submission of any proposal at an annual meeting of shareholders. Any such notice must include certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, and must be furnished to the Company not less than 10 business days prior to such meeting. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth below.

  In addition, all shareholder proposals to be included in the Board of Directors' Proxy Statement and proxy for the 1998 Annual Meeting of shareholders (i) must be received by the Secretary of the Company not later than December 17, 1997, and (ii) must satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the Proxy Statement and form of proxy.

COST OF PROXY SOLICITATION

  The Company will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board of Directors. In addition to using the mails, officers and other employees of the Company may solicit proxies in person and by telephone and telegraph.

REPORT TO SHAREHOLDERS

  The Company has mailed this Proxy Statement along with a copy of the Company's 1997 Annual Report to each shareholder entitled to vote at the Annual Meeting. Included in the 1997 Annual Report are the Company's consolidated financial statements for the fiscal year ended January 31, 1997.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO THE SECRETARY, LANDS' END, INC., ONE LANDS' END LANE, DODGEVILLE, WISCONSIN 53595.

                                          By order of the Board of Directors,

                                          /s/ Robert S. Osborne
                                          Robert S. Osborne
                                          Secretary

April 14, 1997

                         LANDS' END 1997 ANNUAL MEETING

                                [LOGO OF MAP]

                               LANDS' END, INC.
                               ----------------
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                    ---------------------------------------

1.  IDENTIFICATION OF THE PLAN.

    1.1 Title. The Plan described herein shall be known as the "Non-Employee Director Stock Option Plan" of Lands' End, Inc. (the "Company") and is referred to herein as the "Plan." The Plan is hereby established as of the date of the annual meeting of the Company's stockholders ("Annual Meeting") scheduled to be held on or about May 14, 1997 (the "Effective Date").

    1.2 Purpose. The Board of Directors of the Company believes it is in the best interest of the Company to encourage stock ownership by members of the Board of Directors of the Company who are not also employed by the Company ("Non-Employee Directors") in order to further align the interests of the Non-Employee Directors with those of the shareholders. The Plan will provide additional means for the Company to attract and retain qualified individuals as members of the Board of Directors of the Company and to promote such alignment of interests by granting Non-Employee Directors from time to time nonqualified stock options ("Options") to purchase shares of common stock of the Company ("Company Shares"). By virtue of the benefits available under the Plan, Non-Employee Directors will have an opportunity to participate in any future appreciation in the value of Company Shares, which will furnish such Non-Employee Directors with an additional incentive to work for and contribute to the growth and success of the Company.

    1.3 Adoption of the Plan. The Lands' End, Inc. Non-Employee Director Stock Option Plan was adopted by the Company's Board of Directors on February 18, 1997, subject to approval by the Company's shareholders not later than February 18, 1998.

    1.4 Company Shares Reserved for the Plan. There is reserved for issuance upon the exercise of Options to be granted under the Plan an aggregate of 400,000 Company Shares, which may be authorized and unissued shares or treasury shares and which number is subject to adjustment for events occurring after the Effective Date as provided in Section 5.4.


II.  ADMINISTRATION OF THE PLAN.

     2.1 Committee's Membership and Powers. The Plan will be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more members of the Board of Directors of the Company ("Directors") as the Board of Directors of the Company (the "Board") may designate from time to time. All questions of interpretation of the Plan or of any Option shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Option. Notwithstanding any other provision herein to the contrary, the Committee shall have no authority, discretion, or power to select the Non-Employee Directors who will receive Options, to set the exercise price of the Options, to determine the number of Company Shares to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. The initial members of the Committee are Michael J. Smith and William E. Ferry.

    2.2 Indemnification. Service on the Committee shall constitute service as a Director so that members of the Committee shall be entitled to indemnification and reimbursement as Directors to the full extent provided for at any time by law, the Company's Certificate of Incorporation, the Company's By-Laws and in any insurance policy or other agreement intended for the benefit of the Directors.


III. PLAN PARTICIPANTS. An Option shall be granted only to a person who, at the time of the grant, is a Non-Employee Director. A Non-Employee Director who receives a grant of an Option is referred to herein as a "participant."


IV. TERMS AND CONDITIONS OF OPTIONS. Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Options shall be evidenced by option agreements specifying the number of Company Shares covered thereby, in such form as the Board shall from time to time establish (the "Option Agreements"). Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

    4.1 Automatic Grant of Options. Subject to execution by a Non-Employee Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

         (a) Initial Option. Each person who is a Non-Employee Director immediately after the Annual Meeting on the Effective Date shall be granted, on the Effective Date, an Option to purchase twenty thousand (2 0,000) Company Shares (an "Initial Option"). Any Non-Employee Director who receives the Initial Option will be eligible to receive the Annual Option commencing with the Annual Meeting in 2000. The Initial Option shall vest and become exercisable as follows:

              (i) Time Vesting. Subject to the terms and conditions of the Initial Option and subject to Section 4.1(a)(ii) below, the Initial Option shall vest and become exercisable as to (A) 50% of the Company Shares covered thereby on the Effective Date; (B) another 25% of the Company Shares covered thereby immediately after the Annual Meeting in 1998, provided that such person is a Director on such date; and (C) another 25% of the Company Shares covered thereby immediately after the Annual Meeting in 1999, provided that such person is a Director on such date.

              (ii) Acceleration for Death or Disability. If the participant ceases to be a Non-Employee Director as a result of his or her death or "disability", the Initial

        Option shall immediately vest and become exercisable as to all of the Company Shares covered thereby as of the date of such termination. For this purpose a participant shall be considered "disabled" if the Committee determines in good faith that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (b) Annual Option. Commencing immediately after the Annual Meeting in 1998, each Non-Employee Director shall be granted, immediately after such Annual Meeting and each Annual Meeting thereafter where such person remains a Non-Employee Director, an Option to purchase five thousand (5,000) Company Shares (an "Annual Option"); provided, however, that any Non-Employee Director who receives the Initial Option will be eligible to receive the Annual Option commencing with the Annual Meeting in 2000. Each Annual Option shall vest and become exercisable immediately upon the grant of such Annual Option.

        (c) Interim Option. If a new Non-Employee Director is elected after the Effective Date and not on the date of an Annual Meeting (whether to fill a vacancy or newly-created director position), he or she shall be granted, on the date he or she is elected, an Option (an "Interim Option") to purchase a number of Company Shares equal to five thousand (5,000) times a fraction, the numerator of which is the number of complete months from the date the Non-Employee Director is elected until the then anticipated date of the next Annual Meeting and the denominator of which is twelve (12). Each Interim Option shall vest and become exercisable immediately upon the grant of such Interim Option.

        (d) Right to Decline Option. Notwithstanding the foregoing, any person may elect not to receive an Option by so notifying the Company, orally or in writing, no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted.

    4.2 Term of Options. Each Option shall expire and not be exercisable after the first to occur of (i) December 31 of the year in which the tenth anniversary of the Grant Date of such Option occurs and (ii) three years after the Non-Employee Director ceases to be a Director of the Company for any reason.

    4.3 Option Price. The Option price per Company Share shall be 100 percent of the fair market value of a Company Share on the date the Option is granted (the "Grant Date"). For this purpose "fair market value" of a Company Share as of any date shall be equal to the last per share sales price reported for a Company Share for such date in The Wall Street Journal or, if no sales of Company Shares are reported for such date in The Wall Street Journal, for the next succeeding date for which sales of Company Shares are so reported in The Wall Street Journal. If sales of Company Shares are not reported for any date in The Wall Street Journal, then the "fair market value" of a Company Share as of any date shall be determined in such manner as shall be prescribed in good faith by the Committee.

    4.4 Method of Exercising Options. An Option may be exercised only by a written notice to the Company accompanied by payment of the full Option price which may be made in any one or any combination of the following: cash, certified or official bank check, or delivery of Company Share certificates endorsed in blank or accompanied by executed stock powers evidencing Company Shares whose value shall be deemed to be the "fair market value" (as determined in accordance with Section 4.3 hereof) on the date of exercise of such Company Shares.


V.  GENERAL PROVISIONS.

    5.1 Option Agreement. No person shall have any rights under any Option granted under this Plan unless and until the Company and the person to whom such Options shall have been granted shall have executed and delivered an agreement expressly conferring the grant of the Option to such person and containing provisions setting forth the terms of the Option.

    5.2 Shareholder Rights. A participant shall not have any dividend, voting or other shareholder rights by reason of a grant of an Option prior to the issuance of any Company Shares pursuant to the proper exercise of all or any portion of such Option.

    5.3  Transferability of Options.

         (a) Permitted Transfers. Other than by will or the laws of descent and distribution, each Option granted under this Plan shall be transferable only to a member of a participant's Family Group (the "Permitted Transferees"). A Permitted Transferee may make subsequent transfers to any person who would also be a Permitted Transferee of the participant. If a participant or Permitted Transferee transfers an Option pursuant to this
    Section 5.3, he or she must give the Company prompt written notice of such transfer and the transfer shall only be effective upon the Company's receipt of such notice. An Option shall be exercisable during the participant's lifetime only by such participant, his or her guardian in the event of disability or, upon transfer, the Permitted Transferee. "Family Group" means a participant's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such participant and/or such participant's spouse and/or descendants.

         (b) Death. In the event of the death of a participant, exercise of any Option that has not been previously transferred shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution and only to the extent that the deceased participant was entitled thereto at the date of his or her death.

    5.4 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, combination, split-up, spin-off, repurchase or exchange of Company Shares or other securities of the Company, issuance of warrants or other rights to purchase Company Shares or other securities of the Company, or other similar corporate transaction or event affects the Company Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Company Shares (or other securities or property) which thereafter may be made the subject of Options, (b) the number and type of Company Shares (or other securities or property) subject to outstanding Options, and (c) the grant, purchase, or exercise price with respect to any Options, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

    5.5 Withholding of Taxes. The Company shall be entitled, if the Committee (or any financial officer designated by it) considers it necessary or desirable, to withhold (or secure payment from the participant in lieu of withholding) the amount of any withholding or other payment required of the Company under the tax withholding provisions of the Code, any state's income tax act or any other applicable law with respect to any Company Shares issuable under such participant's exercised Options, and the Company may defer issuance unless indemnified to its satisfaction with respect to payment of such withholding or other tax. Subject to such rules as the Committee may adopt, participants may satisfy this obligation, in whole or in part, by an election to have the number of Company Shares received upon exercise of any Option reduced by a number of Company Shares having a "fair market value" (as determined in accordance with Section 4.3 hereof) equal to the amount of the required withholding to be so satisfied or to surrender to the Company previously held Company Shares having an equivalent fair market value.

    5.6 No Directorship Rights Conferred. Nothing in the Plan or in any Option granted under the Plan shall confer any right on a Non-Employee Director to continue as a Director or shall interfere in any way with any right or power to remove him or her from the Board in accordance with applicable law and the Company's Articles of Incorporation and Bylaws.

    5.7 Disposition of Company Shares. Unless otherwise specifically authorized by the Committee, participants may not dispose of, sell or otherwise transfer any Company Shares acquired upon exercise of Options granted under the Plan for a period of six months following the Grant Date.

    5.8 Continued Availability of Company Shares Under Unexercised Options. If an Option granted under the Plan terminates or expires without being wholly exercised or if Company Shares as to which an Option has been exercised shall for any reason not be issued, a new Option may be granted under the Plan covering the number of Company Shares to which such termination, expiration, failure to issue or reacquisition related.

    5.9 Intent to Comply with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

    5.10 No Strict Construction. No rule of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Option agreement or any Option granted under the Plan or any rule or procedure established by the Committee.

    5.11 Choice of Law. Each Option granted under the Plan shall be considered to be a contract under the laws of the State of Delaware and, for all purposes, the Plan and each Option granted under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

    5.12 Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

    5.13 Severability. If any provision of the Plan or an Option Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.


VI.  AMENDMENT AND TERMINATION.

    6.1 Amendment. The Board of Directors may amend the Plan from time to time, in its sole discretion, but no amendment shall:

         (a) without a participant's consent impair his or her rights to any Option theretofore granted; or

         (b) without the authorization and approval of the Company's shareholders (i) increase the maximum number of Company Shares which may be issued in the aggregate under the Plan, except as provided in Section 5.4,
    (ii) extend the termination date of the Plan or of any Option granted under the Plan or (iii) enlarge the class of persons eligible to receive Options under the Plan.

    6.2 Termination. The Board of Directors may terminate the Plan at any time with respect to Company Shares for which Options have not theretofore been granted. Unless earlier terminated, the Plan will terminate at the close of business on the day following the Annual Meeting in 2006. Following the termination of the Plan, no further Options may be granted under the Plan; however, all Options which prior to the Plan termination have not expired, terminated or been exercised or surrendered may be exercised thereafter in accordance with their terms and the terms hereof, and the Committee shall continue to have its full powers under the Plan.

                           *     *     *     *     *

                               LANDS' END, INC.
                 ANNUAL MEETING OF SHAREHOLDERS--MAY 14, 1997

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Gary C. Comer, Michael J. Smith and Robert S. Osborne as Proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Lands' End, Inc. held of record by the undersigned on March 21, 1997, at the annual meeting of shareholders to be held on May 14, 1997, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees listed in Item 1, FOR Proposal 2 and FOR Proposal 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.


           .  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  .

                     LANDS' END, INC. 1997 ANNUAL MEETING

1. ELECTION OF DIRECTORS:  1-Richard C. Anderson  2-William E. Ferry
   3-Howard G. Krane        [_] FOR all                 [_] WITHHOLD AUTHORITY
                                nominees listed to          to vote for all
                                the left (except as         nominees listed
                                specified below).           to the left.


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right. [_______]

2. PROPOSAL TO APPROVE THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            [_] FOR          [_] AGAINST        [_] ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Company.
                            [_] FOR          [_] AGAINST        [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Change?             Date ____________      NO. OF SHARES
Mark Box  [_]
Indicate changes below:                   [                              ]
                                          [                              ]
                                          [______________________________]

                                          Signature(s) in Box

                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.